Southeastern Banking Corporation

Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of The Sarbannes-Oxley Act of 2002

In connection with the Quarterly Report of Southeastern Banking Corporation on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (“the Report”), I, Cornelius P. Holland, III, President & Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbannes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CORNELIUS P. HOLLAND, III
Cornelius P. Holland, III, President & Chief Executive Officer

August 14, 2002